Exhibit 99.1

Press Release Source: Cycle Country Accessories Corp.

Cycle Country Accessories Corp. Announces Completion of Compliance Requirements of with NYSE Amex Continued Listing Standards.

Spencer, Iowa—(BUSINESS WIRE)— June 2, 2010: Cycle Country Accessories Corp. (AMEX:ATC -News) (“Cycle Country”) announced that it had completed the requirements to become fully compliant with the continued listing standards of NYSE Amex LLC (the “Exchange”) by filing all required reports with the Securities and Exchange Commission.

As previously announced, Cycle Country was unable to timely file its Form 10-K for the year ended September 30, 2010 and its Forms 10-Q for the fiscal quarters of 2010 for the periods ended December 31, 2009 and March 31, 2010.  Additionally, the company amended its previously filed Forms 10-Q for all three fiscal quarters of 2009.   The Company previously reported the misapproiation of company funds by its former Chairman of the Board of Directors, which occurred in early fiscal 2009 and which was uncovered as part of the year-end audit process.

The company also announced that it had received a letter on May 26, 2010 (the “Notice”) from the Exchange which stated that Cycle Country has been granted an extension of time to complete the Plan of Compliance (the “Plan”) that was previously submitted by the Company to the Exchange.   This Plan was previously announced by the Company in its current report filed on Form 8-K with the SEC on March 5, 2010 and in an current report on April 27, 2010 extending that deadline to May 17, 2010.  The Exchange had previously granted Cycle Country until April 14, 2010 to complete its Plan.  Cycle Country was unable to complete the filings by the earlier date and requested an additional extension.  In addition, the Exchange’ Notice stated that Cycle Country’s failure to timely file the Form 10-Q for the second fiscal quarter ended March 31, 2010 was an additional instance of non-compliance with the continued listing standards of the Exchange.

As previously disclosed, on January 13, 2010 and February 17, 2010, Cycle Country received letters from the Exchange notifying it that it is not in compliance with some of the Exchange’s continued listing standards for its failure to file its Form 10-K for the year ended September 30, 2009 and its Form 10-Q for the fiscal quarter ending December 31, 2009.

On May 28, Cycle Country completed the last of the requirements of the Exchange to regain compliance with the continued listing standards by filing the Form 10-K for the year ended September 30, 2009 and the Forms 10-Q for the fiscal quarters ending December 31, 2009 and March 31, 2010.

About Cycle Country Accessories Corp.

The Company is the recognized industry leader in the marketing, sales, design and manufacturing of custom fitting accessories for utility all-terrain vehicles (ATV’s), under the brand names of Cycle Country Accessories and Weekend Warrior. Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more.

The Company also produces a line of specialty products for golf carts, lawn and garden equipment and motor sports vehicles under the brand name of Plazco.

Under the brand name of Perf-Form, the Company manufactures and distributes a broad line of high performance oil filters for motorcycles, ATV’s and watercraft.

In addition, the Company provides metal fabrication and contract manufacturing services through its Imdyne division.

www.cyclecountry.com	www.plazco.com	www.perf-form.com	www.imdyne.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and “should” are intended to identify forward-looking statements. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results or other outcomes contain forward-looking statements. These statements speak only as of the date hereof and, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Cycle Country undertakes no obligation to revise or update publicly any forward-looking statements.

Contact:

Cycle Country Accessories Corp.
Robert Davis
800-841-2222
bdavis@cyclecountry.com